Exhibit 99.1

Contact:

Dan Madden

VP Finance & Investor Relations

+1-408-428-7929

dmadden@symmetricom.com

Symmetricom Reports First Quarter

Fiscal Year 2010 Financial Results

•	Net revenue of $52.5 million

•	Non-GAAP Earnings of $2.2 million, or $0.05 per share

•	Net income of $0.2 million, or $0.00 per share

•	Free cash flow of $6.3 million

SAN JOSE, Calif. — November 3, 2009 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precise time and frequency technologies that accelerate the deployment and enable the management of next generation networks, today reported financial results for its first quarter ended September 27, 2009.

Net revenue for the first quarter of fiscal 2010 was $52.5 million compared to $55.9 million in the first quarter of fiscal 2009. Symmetricom reported net income of $0.2 million, or $0.00 per share, for the first quarter of fiscal 2010, compared to a net loss of $1.2 million, or $0.03 per share, in the first quarter of fiscal 2009.

Non-GAAP net income in the first quarter of fiscal 2010 was $2.2 million, or $0.05 per share, compared with $4.4 million, or $0.10 per share, in the same period of the prior year.

Cash, cash equivalents and short-term investments totaled $119.1 million as of September 27, 2009, an increase of $6.3 million from the $112.8 million reported as of June 28, 2009. Net cash provided by operating activities in the first quarter was $8.1 million and property, plant and equipment purchases were approximately $1.7 million, resulting in free cash flow of $6.3 million.

“First quarter revenue was in line with our guidance and we saw strength in many areas, most notably in our Timing Test and Measurement business and in the continuing market traction of our PackeTime solutions for Ethernet backhaul, which have now been sold for deployment in three service provider networks,” said Dave Côté, Chief Executive Officer of Symmetricom.

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Symmetricom Reports First Quarter Fiscal Year 2010 Financial Results

November 3, 2009

“While we are still cautious with respect to the economic environment, we are encouraged by signs that the capital spending environment is improving and by a strong bookings quarter. Over the longer term, we believe our participation in the growing wireless and government markets, which require specialized timing and frequency technologies, positions us for growth through an extended product and market reach,” continued Côté.

Division Results

Telecom Solutions Division revenue in the first quarter was $32.6 million compared to $39.0 million reported in the same period of last year. The year-over-year revenue comparison was impacted by approximately $8 million of cable products backlog that had built up in fiscal 2008 but was not able to ship until the first quarter of fiscal 2009.

Timing, Test & Measurement Division revenue in the first quarter was $19.9 million compared to $16.9 million reported in the same period of last year. Revenues in the TT&M Division improved based upon growth in sales from international markets and an increase in sales of secure communications products for government applications.

Second Quarter and Fiscal 2010 Guidance

Symmetricom’s guidance for fiscal 2010 is as follows:

•	Net revenue is expected to be in the range of $210 million to $230 million

•	GAAP Earnings per share is expected to be in the range of $0.11 to $0.22

•	Non-GAAP Earnings per share is expected to be in the range of $0.35 to $0.44

For the second quarter of fiscal 2010, Symmetricom guidance is as follows:

•	Net revenue is expected to be in the range of $50 million to $57 million

•	GAAP Earnings / (Loss) per share is expected to be in the range of $(0.03) to $0.04

•	Non-GAAP Earnings per share is expected to be in the range of $0.05 to $0.10

In the first quarter of fiscal 2010, we adopted Financial Accounting Standards Board (FASB) authoritative guidance on accounting for our contingent convertible subordinated notes, which requires retrospective adoption to previously disclosed consolidated financial statements. Under this authoritative guidance, issuers of convertible debt instruments separately account for the liability and equity components of convertible instruments. As such, certain prior period amounts have been revised in the accompanying financial statement reports to reflect adoption. Our GAAP EPS Guidance includes the impact of the adoption of the FASB authoritative guidance. The adoption resulted in a material amount of additional non-cash interest expense.

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing +1-415-228-5002 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing +1-203-369-1710.

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Symmetricom Reports First Quarter Fiscal Year 2010 Financial Results

November 3, 2009

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the Company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the Company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), IEEE 1588 (Precision Time Protocol), and others supporting the world’s migration to Next Generation Networks (NGN). Symmetricom’s QoE video quality management solutions provide the tools necessary to accurately monitor and analyze video quality and bring higher satisfaction levels to the end user. Symmetricom is based in San Jose, California, with offices worldwide. For more information, visit http://www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the reconciliation of GAAP to Non-GAAP results, Symmetricom excludes certain items related to non-cash equity-based compensation, amortization of acquired intangibles, integration and restructuring charges, impairment of goodwill and other intangibles, gains and losses on asset sales, investments and repayment of convertible notes, non-cash interest expense charges, and other unusual or infrequent items. The income tax effect after these Non-GAAP adjustments is determined based upon the Company’s estimate of its annual Non-GAAP effective tax rate excluding these Non-GAAP adjustments. Symmetricom believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance. Management uses such Non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information should not be considered superior to or as a substitute for data prepared in accordance with GAAP. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free cash flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment. We believe this metric provides useful information to our investors, analysts, and management about the level of cash generated by normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders. Free cash flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning second quarter and fiscal 2010 guidance and our prospects

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Symmetricom Reports First Quarter Fiscal Year 2010 Financial Results

November 3, 2009

for longer term growth expectations of operating performance in fiscal 2010, as well as the information regarding the usefulness of the non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 28, 2009 and subsequent Form 10-Q’s and 8-K’s.

SYMM-F

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Symmetricom Reports First Quarter Fiscal Year 2010 Financial Results

November 3, 2009

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 27, 2009	June 28, 2009 (1)	September 28, 2008 (1)
Net revenue	$52,474	$60,356	$55,898
Cost of sales:
Cost of products and services	29,597	31,057	26,609
Amortization of purchased technology	368	369	368
Integration and restructuring charges	862	1,591	—

Total cost of sales	30,827	33,017	26,977

Gross profit	21,647	27,339	28,921
Gross margin	41.3%	45.3%	51.7%
Operating expenses:
Research and development	6,334	7,421	7,304
Selling, general and administrative	13,660	16,708	15,679
Amortization of intangible assets	95	103	103
Integration and restructuring charges	476	1,368	585

Total operating expenses	20,565	25,600	23,671

Operating income	1,082	1,739	5,250
Loss on repayment of convertible notes, net	—	—	(5,623)
Loss on short-term investments, net	—	—	(473)
Interest income	461	226	768
Interest expense	(1,274)	(1,219)	(1,654)

Earnings (loss) before income taxes	269	746	(1,732)
Income tax provision (benefit)	95	(740)	(556)

Net income (loss)	$174	$1,486	$(1,176)

Earnings (loss) per share:
Basic	$—	$0.03	$(0.03)

Diluted	$—	$0.03	$(0.03)

Weighted average shares outstanding:
Basic	43,177	43,028	43,964

Diluted	43,815	43,619	43,964

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports First Quarter Fiscal Year 2010 Financial Results

November 3, 2009

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 27, 2009	June 28, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$78,134	$72,064
Short-term investments	40,936	40,737
Accounts receivable, net	34,337	42,389
Inventories, net	37,691	38,566
Prepaids and other current assets	16,002	16,143

Total current assets	207,100	209,899
Property, plant and equipment, net	21,136	20,749
Intangible assets, net	4,845	5,308
Deferred taxes and other assets	36,463	36,431

Total assets	$269,544	$272,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,085	$8,116
Accrued compensation	15,721	19,093
Accrued warranty	3,775	3,737
Other accrued liabilities	9,642	9,810

Total current liabilities	36,223	40,756
Long-term obligations	52,655	51,769
Deferred income taxes	334	334

Total liabilities	89,212	92,859
Stockholders’ equity:
Common stock	200,791	200,152
Accumulated other comprehensive income	135	144
Accumulated deficit	(20,594)	(20,768)

Total stockholders’ equity	180,332	179,528

Total liabilities and stockholders’ equity	$269,544	$272,387

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports First Quarter Fiscal Year 2010 Financial Results

November 3, 2009

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 27, 2009	June 28, 2009 (1)	September 28, 2008 (1)
Reconciliation from GAAP to Non-GAAP
GAAP net earnings (loss)	$174	$1,486	$(1,176)

Add Non-GAAP adjustments:
Equity-based compensation expense:
Cost of products and services	209	182	205
Research and development	200	193	329
Selling, general and administrative	195	641	472

Total equity-based compensation expense	604	1,016	1,006

Amortization of intangible assets:
Cost of products and services	368	369	368
Operating expenses	95	103	103

Total amortization of intangible assets	463	472	471

Integration and restructuring charges	1,338	2,959	585
Non-cash interest expense on convertible notes	768	736	922
Loss on repayment of convertible notes, net	—	—	5,623
Loss on short-term investments, net	—	—	473
Income tax effect of Non-GAAP adjustments	(1,117)	(3,110)	(3,519)

Non-GAAP net earnings	$2,230	$3,559	$4,385

Earnings from per share-diluted:
GAAP income (loss)	$—	$0.03	$(0.03)
Non-GAAP income	$0.05	$0.08	$0.10
Shares used in diluted shares calculation	43,815	43,619	44,582

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports First Quarter Fiscal Year 2010 Financial Results

November 3, 2009

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 27, 2009	June 28, 2009 (1)	September 28, 2008 (1)
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	$52,474	$60,356	$55,898

GAAP Gross profit	$21,647	$27,339	$28,921
GAAP Gross margin	41.3%	45.3%	51.7%

Add Non-GAAP adjustments:
Equity-based compensation expense	209	182	205
Amortization of intangible assets	368	369	368
Integration and restructuring charges	862	1,591	—

Non-GAAP Gross profit	$23,086	$29,481	$29,494
Non-GAAP Gross margin	44.0%	48.8%	52.8%

Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$52,474	$60,356	$55,898

GAAP Operating expenses	$20,565	$25,600	$23,671
Operating expense % to revenue	39.2%	42.4%	42.3%

Add Non-GAAP adjustments:
Equity-based compensation expense	395	834	801
Amortization of intangible assets	95	103	103
Integration and restructuring charges	476	1,368	585

Non-GAAP operating expenses	$19,599	$23,295	$22,182
Non-GAAP operating expenses % to revenue	37.3%	38.6%	39.7%

(1)	Adjusted for the retrospective adoption of recently issued authoritative guidance on accounting for our contingent convertible subordinated notes

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Symmetricom Reports First Quarter Fiscal Year 2010 Financial Results

November 3, 2009

Symmetricom, Inc.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending December 27, 2009
	Revenue		Earnings Per Share
	From	To	From	To
GAAP Guidance	$50,000	$57,000	$(0.03)	$0.04

Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.03	0.02
Amortization of intangible assets			0.01	0.01
Integration and restructuring charges			0.06	0.04
Non-cash interest expense on convertible notes			0.02	0.02
Income tax effect of non-GAAP adjustments			(0.04)	(0.03)

Total Non-GAAP Adjustments			0.08	0.06

Non-GAAP Guidance	$50,000	$57,000	$0.05	$0.10

	Twelve Months Ending June 27, 2010
	Revenue		Earnings Per Share
	From	To	From	To
GAAP Guidance	$210,000	$230,000	$0.11	$0.22

Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.11	0.10
Amortization of intangible assets			0.03	0.03
Integration and restructuring charges			0.16	0.14
Non-cash interest expense on convertible notes			0.07	0.07
Income tax effect of non-GAAP adjustments			(0.13)	(0.12)

Total Non-GAAP Adjustments			0.24	0.22

Non-GAAP Guidance	$210,000	$230,000	$0.35	$0.44

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